Exhibit 10.1
EXECUTION VERSION

AMENDMENT NO. 3 TO FIRST AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO FIRST AMENDED AND RESTATED Receivables Purchase Agreement (this “Amendment”) is entered into as of October 21, 2015, by and among Meredith Funding Corporation, a Delaware corporation (“Seller”), Meredith Corporation, an Iowa corporation (“Meredith”), as initial Servicer (the “Servicer”, together with Seller, the “Seller Parties” and each, a “Seller Party”), JPMorgan Chase Bank, N.A. (in its individual capacity as the sole “Financial Institution” and the “Purchaser”), and JPMorgan Chase Bank, N.A., as agent (together with its successors and assigns hereunder, the “Agent”), with respect to that certain First Amended and Restated Receivables Purchase Agreement among the parties hereto dated as of April 25, 2011 (as amended or modified prior to the date hereof, the “Existing Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “RPA”).
W I T N E S S E T H :
WHEREAS, the Seller Parties, the Purchaser and the Agent are parties to the Existing Agreement;
WHEREAS, Meredith, as guarantor (in such capacity, the “Guarantor”) has provided the Parent Guarantee, dated as of April 25, 2011 (as amended, supplemented or otherwise modified through the date hereof, the “Parent Guarantee”) to the Agent, for the benefit of the Persons named therein in relation to the obligations of the Seller under the Transaction Documents; and
WHEREAS, the parties desire to amend the Existing Agreement as hereinafter set forth, and the Guarantor desires to ratify the Parent Guarantee.
NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the RPA.
2.    Amendments to Existing Agreement. The Existing Agreement is hereby amended as follows:
2.1    Section 5.1(p) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
“(p)    Not a Holding Company or an Investment Company. Such Seller Party is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Seller is not a “covered fund” under the Volcker Rule. Such Seller Party is not an

“investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. In determining that the Seller is not an investment company, the Seller is relying on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended.”.
2.2    Section 10.2(a) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
(a)    “(a)    If, as a result of any Change in Law, any Funding Source shall be charged any fee, expense or increased cost (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that affects or would affect the amount of capital or liquidity required to be maintained by such Funding Source, and such Funding Source determines that such Change in Law has or would have the effect of reducing the rate of return on capital of such Funding Source (or its parent) as a consequence of such Funding Source’s obligations hereunder or with respect hereto to a level below that which such Funding Source (or its parent) could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy or liquidity requirements) as reasonably determined by such Funding Source (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Funding Source under agreements having provisions similar to this Section 10.2(a) after consideration of such factors as such Funding Source then reasonably determines to be relevant) or (iv) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon the later of (x) 15 Business Days after demand by the Agent and (y) the next succeeding Settlement Date, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or reduction.” .
2.3    Section 12.1(d) of the Existing Agreement is hereby amended by inserting a new clause (e) at the end thereof to read as follows:
“(e)    Notwithstanding anything to the contrary in this Section 12.1, each party hereto hereby agrees and consents to the pledge, assignment and/or granting of a security interest by any Conduit in or to all of its rights under this Agreement and the other Transaction Documents to a collateral agent or trustee under such Conduit’s commercial paper note program.”.
2.4    The definition of “LIBO Rate” in Exhibit I to the Existing Agreement is hereby amended by inserting the following sentence at the end thereof:

“If the calculation of the LIBO Rate results in a LIBO Rate of less than zero (0), the LIBO Rate shall be deemed to be zero (0) for all purposes in the Transaction Documents.”.
2.5    The definition of “Scheduled Termination Date” in Exhibit I to the Existing Agreement is hereby amended and restated in its entirety to read as follows:
““Scheduled Termination Date” means October 20, 2017.”.
2.6    Exhibit I to the Existing Agreement is hereby amended by inserting the following definition in its appropriate alphabetical order:
““Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.”.
3.    Representations and Warranties. In order to induce the Agent and the Purchaser to enter into this Amendment, each of the Seller Parties and the Guarantor, as applicable, hereby represents and warrants to the Agent and the Purchaser that after giving effect to the amendments contained in Section 2 above, (a) no Termination Event or Potential Termination Event exists and is continuing as of the Effective Date (as defined in Section 5 below), and (b) each of such Seller Party’s or Guarantor’s, as applicable, representations and warranties contained in Section 5.1 of the Existing Agreement and Section 5 of the Parent Guarantee is true and correct as of the Effective Date.
4.    Ratification of Parent Guarantee. The Guarantor hereby acknowledges and agrees that, immediately after giving effect to this Amendment, the Parent Guarantee shall remain in full force and effect and is hereby ratified and confirmed in all respects.
5.    Effective Date. This Amendment shall become effective as of the date first above written (the “Effective Date”) when the Agent has received the following:

(a)
counterparts of this Amendment, duly executed by the Seller Parties, the Agent and the Purchaser or other evidence satisfactory to the Agent of the execution and delivery of this Amendment by such parties;

(b)
counterparts of that certain seventh amended and restated fee letter, dated as of the date hereof (the “A&R Fee Letter”), among the Agent and the Seller, duly executed by each of the parties thereto or other evidence satisfactory to the Agent of the execution and delivery of the A&R Fee Letter by such parties; and

(c)	payment in full of all applicable fees as specified in the A&R Fee Letter.
6.    Ratification of Existing Agreement. The Existing Agreement, as modified hereby, is hereby ratified, approved and confirmed in all respects.
7.    Reference to Agreement. From and after the Effective Date hereof, each reference in the Existing Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Existing Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Existing Agreement, as modified by this Amendment.

8.    Costs and Expenses. The Seller agrees to pay all costs, fees, and out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment and the A&R Fee Letter including the reasonable fees of the Agent’s legal counsel, Mayer Brown LLP, within thirty (30) days of presentation of a written invoice therefor.
9.    CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.
10.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
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IN WITNESS WHEREOF, the Seller Parties, the Guarantor, the Purchaser and the Agent have executed this Amendment as of the date first above written.

MEREDITH FUNDING CORPORATION, as a Seller Party

By: /s/ Kevin M. Wagner
Name: Kevin M. Wagner
Title:     President

MEREDITH Corporation, as a Seller Party and as Guarantor

By: /s/ Steven M. Cappaert
Name: Steven M. Cappaert
Title:     Corporate Controller

JPMORGAN CHASE BANK, N.A, as a Financial Institution, Purchaser and as Agent

By: /s/ Richard Barritt
Name:     Richard Barritt
Title:     Vice President